Exhibit 99.2

NOTICE OF OPTIONAL REDEMPTION

TO THE HOLDERS OF

U.S. Concrete, Inc.

8.500% Senior Secured Notes due 2018 (CUSIP No. 90333L AL6)*

Pursuant to Section 3.03 of the Indenture, dated as of November 22, 2013 (as supplemented by Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3, Supplemental Indenture No. 4, and Supplemental Indenture No. 5, the “Indenture”), among U.S. Concrete, Inc. (the “Company”), the guarantors from time to time parties thereto, and U.S. Bank National Association, as trustee (the “Trustee”) and noteholder collateral agent, notice is hereby given that the Company has elected to effect an optional redemption of all $200.0 million in aggregate principal amount of the Company’s outstanding 8.500% Senior Secured Notes due 2018 (the “Notes”) in accordance with Article 3 of the Indenture and Paragraph 5 of the Notes. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Indenture.

Subject to the Condition Precedent (as defined below), the Notes are called for redemption in full on June 16, 2016 (the “Redemption Date”) at a redemption price equal to 104.25% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date (the “Redemption Amount”). The Redemption Amount will be $1,046.04 per $1,000 principal amount of the Notes.

The redemption is subject to the satisfaction of the following condition precedent (the “Condition Precedent”): the consummation of a financing that provides net proceeds sufficient to pay the Redemption Amount in full and the irrevocable deposit by or on behalf of the Company with the Trustee of funds sufficient to pay and discharge the Redemption Amount (including all principal and accrued interest to the Redemption Date) on the Notes not theretofore delivered to the Trustee for cancellation and all other sums payable under the Indenture by the Company (other than contingent indemnification obligations, if any, that, pursuant to the terms of the Indenture and the Security Documents, survive the termination thereof). If the Condition Precedent is not satisfied as of the Redemption Date, or if the Company provides written notice to the Trustee and the Holders at any time prior to the Redemption Date that the Condition Precedent will not be satisfied as of the Redemption Date, then this Notice of Optional Redemption shall be rescinded and of no force or effect for any purpose and the Notes will be deemed not to have been called for redemption.

If the Condition Precedent has been satisfied, from and after the Redemption Date, (i) interest on the Notes will cease to accrue in accordance with the Indenture, unless the Company defaults in paying the Redemption Amount to the Holders of the Notes, and (ii) the only remaining right of the Holders of the Notes will be to receive payment of the Redemption Amount.

The Indenture provides that the physical certificate or certificates representing the Notes must be presented and surrendered to the Paying Agent at a specified place or places of payment in order to collect the Redemption Amount; however, because the Notes are evidenced only in book-entry form on the records of The Depository Trust Company, as Depositary, the Trustee has agreed with the Company that payment of the Redemption Amount shall be made through The Depository Trust Company.

Under the provisions of Section 3406 of the Internal Revenue Code of 1986, as amended, the Paying Agent may be obligated to withhold 28% from payments of principal to beneficial owners who have failed to furnish the Paying Agent with a certified taxpayer identification number. Beneficial owners of Notes who have not previously provided the Paying Agent a certified taxpayer identification number on a Form W-9 or Form W-8BEN, as applicable, and who wish to avoid the application of these provisions, should submit a certified taxpayer identification number on a properly completed Form W-9 or Form W-8BEN, as applicable, to the Paying Agent.

DIRECT ANY QUESTIONS TO THE PAYING AGENT:

U.S. Bank National Association

100 Wall Street

New York, NY 10005

Attention: Corporate Trust Department – U.S. Concrete

Dated: May 17, 2016

U.S. Concrete, Inc.

*No representation is being made as to the correctness or accuracy of the CUSIP number, either as printed on the Notes or as contained herein.

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